Exhibit 3.2

SECOND AMENDED AND RESTATED

BY-LAWS

OF

RMG NETWORKS HOLDING CORPORATION

September 28, 2018

i

ii

SECOND AMENDED AND RESTATED

BY-LAWS

OF

RMG NETWORKS HOLDING CORPORATION

ARTICLE I
OFFICES

Section 1.                                          Registered Office.  The registered office of the Corporation shall be the registered office named in the Certificate of Incorporation or such other office may be designated from time to time by the Board of Directors in the manner provided by law.

Section 2.                                          Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.                                          Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.   The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”).

Section 2.                                          Annual Meetings.  If required by applicable law, an annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.  Any other proper business may be transacted at the annual meeting of stockholders.

Section 3.                                          Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors. The business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice of the meeting to the stockholders.

Section 4.                                          Notice.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place (if any), date and hour of the meeting; the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting; the record date for determining the stockholders entitled to vote at the meeting (if different from the record date for stockholders entitled to notice of the meeting); and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, the Certificate of Incorporation, or these By-Laws, written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 5.                                          Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place (if any), and notice need not be given of any such adjourned meeting if the time, place (if any), and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to vote at the meeting.  If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of the adjourned meeting.

Section 6.                                          Quorum.  Unless otherwise required by applicable law, the Certificate of Incorporation, or these By-Laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of capital stock having a majority of the votes which could be cast by the holders of all issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.

Section 7.                                          Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board or, in his or her absence, by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 8.                                          Voting.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 12(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy as provided in Section 9 of this Article II.  Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election, unless (in either case) so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of issued and outstanding shares of capital stock entitled to vote that are present in person or by proxy at the meeting.  If authorized by the Board of Directors, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, if any such electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.  Except as otherwise required by law, the Certificate of Incorporation, or these By-Laws, (i) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting that are entitled to vote on the subject matter shall be the act of the stockholders, and (ii) directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting that are entitled to vote on the election of directors.

Section 9.                                          Proxies.  Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, such authorization to be by an instrument in writing or by any transmission permitted by law filed in accordance with the procedure established for the meeting or other action, but no such proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period.

Section 10.                                   Action Without Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed written, signed, and dated for the purposes of the preceding sentence, so long as such electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder or proxy holder, or by a person or persons authorized to act for the stockholder or proxy holder, and the date on which such stockholder or proxy holder or authorized person or persons transmitted the electronic transmission.  If the Board of Directors is soliciting the written consent of stockholders of the Corporation, an electronic transmission of a written consent by or on behalf of a stockholder pursuant to that solicitation may be delivered to the President or the Secretary of the Corporation or a person designated by the President or the Secretary of the Corporation.  The President or the Secretary of the Corporation, or the designee of either of them, shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted in the corporate records of the Corporation.

Section 11.                                   List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date.   The Corporation shall not be required to include electronic mail addresses or other electronic contact information for any stockholder on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, so long as the information required to gain access to such list is provided with a notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 11 or to vote in person or by proxy at any meeting of stockholders.

Section 12.                                   Record Date.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall (unless otherwise required by law) not be more than 60 nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting..

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 213(b) of the DGCL.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 13.                                   Conduct of Meetings.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include (without limitation) the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.  Except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be conducted in accordance with the rules of parliamentary procedure.

ARTICLE III
DIRECTORS

Section 1.                                          Election, Number, and Term.  The Board of Directors shall initially consist of the person named as director in the Certificate of Incorporation or elected by the incorporator of the Corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal.  The Board of Directors shall consist of not less than one member, the number of which shall be fixed from time to time by the Board of Directors.  Directors shall be elected at each annual meeting of the stockholders, and each director shall be elected to serve until his or her successor shall be elected and shall qualify.  Directors need not be stockholders.

Section 2.                                          Vacancies.  Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors, or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification, or removal.

Section 3.                                          Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, or these By-Laws required to be exercised or done by the stockholders.

Section 4.                                          Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the President, or any two or more directors or by one director in the event that there is only a single director in office.  Notice of any special meeting, stating the place, date, and hour of the meeting, shall be given to each director (i) in person or by telephone, or by prepaid courier, by telecopy, or by electronic transmission to the director’s business, home, or electronic-mail address in the Corporation’s records at least 24 hours before the meeting, or (ii) by first-class, postage-prepaid mail to the director’s business or home address in the Corporation’s records at least 72 hours before the meeting.

Section 5.                                          Organization.  At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, a director chosen by a majority of the directors present shall act as chairman of the meeting.  The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors.  If, however, the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 6.                                          Resignations and Removals of Directors.  Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

Section 7.                                          Quorum.  Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, (i) the directors entitled to cast a majority of the votes of the entire Board of Directors shall constitute a quorum for the transaction of business, and (ii) a majority of the votes entitled to be cast by the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8.                                          Actions of the Board by Written Consent.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.                                          Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.                                   Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving, adopting or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (ii) adopting, amending, or repealing any By-Law of the Corporation.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.  Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 11.                                   Compensation.  Directors shall be entitled to such compensation for their services as may be determined by the Board of Directors, including (if so determined), without limitation, payment of their expenses, if any, of attendance at each meeting of the Board of Directors and a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities.  No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be provided compensation for service as committee members, as determined by the Board of Directors.

ARTICLE IV
OFFICERS

Section 1.                                          General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer.  The Board of Directors, in its discretion, also may choose a Chairman of the Board, who must be a director, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation, or these By-Laws.  The officers of the Corporation need not be stockholders of the Corporation, nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

Section 2.                                          Election.  The Board of Directors, at its first meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders), shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation, disqualification, or removal.  Any vacancy occurring in any office of the Corporation that is elected by the Board of Directors shall be filled by the Board of Directors.  The compensation of all officers of the Corporation who are elected by the Board of Directors shall be fixed or approved by the Board of Directors.  The Board of Directors may also empower or authorize the Chief Executive Officer or (if different) the President to appoint such other subordinate officers and agents of the Corporation as the business of the Corporation may require.  The Chief Executive Officer or (if different) the President will report to the Board the names and titles of any such subordinate officers appointed by him or her.  Unless the Board of Directors otherwise determines, the Chief Executive Officer or (if different) the President appointing any such subordinate officer may fix that subordinate officer’s compensation and may remove that appointed officer at any time, with or without cause.

Section 3.                                          Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.                                          Chairman of the Board.  The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors, shall have the authority to sign stock certificates of the Corporation, and shall perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.  The Chairman of the Board may, but need not be, an employee or an officer of the Corporation.  The Board of Directors may, if it chooses, designate the Chairman of the Board as the Chief Executive Officer of the Corporation.

Section 5.                                          President.  Unless the Board of Directors otherwise determines (including, without limitation, by election or designation of another Chief Executive Officer), the President shall be the Chief Executive Officer of the Corporation.  As such Chief Executive Officer, the President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  If the President is not the Chief Executive Officer, he or she shall be the Chief Operating Officer of the Corporation, with the general responsibility for the management and control of the operations of the Corporation.   The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation, under the seal of the Corporation (if required), except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, or the President.  In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the stockholders and, if the President is also a director, the Board of Directors.  If, however, the Board of Directors shall designate another officer to be the Chief Executive Officer of the Corporation, then the President shall report to the Chief Executive Officer and perform such duties and have such powers as the Chief Executive Officer may from time to time prescribe.  The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 6.                                          Vice Presidents.  At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, or the President from time to time may prescribe.  If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7.                                          Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if there be one) or the President, under whose supervision the Secretary shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8.                                          Treasurer.  The Treasurer shall have the custody of or responsibility for the corporate funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9.                                          Assistant Secretaries.  Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the

Board of Directors, the President, any Vice President, if there be one, or the Secretary and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10.                                   Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11.                                   Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to the Chief Executive Officer or the President the power to choose such other officers and to prescribe their respective duties and powers, but such persons shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 12.                                   Removal and Resignation.  Any officer of the Corporation may be removed as such, with or without cause, by the Board of Directors at any time or, except in the case of an officer elected by the Board of Directors, by any other officer upon whom such power of removal may be conferred by the Board of Directors.  Any officer of the Corporation may resign as such at any time upon written notice to the Corporation. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any such removal or resignation shall be without prejudice to the rights, if any, of the officer or the Corporation under any contract to which such officer is a party.

ARTICLE V
STOCK

Section 1.                                          Form of Certificates.  The shares of capital stock of the Corporation shall be represented by certificates, unless the Board of Directors provides by resolution or resolutions that some or all of or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation (i) by the Chairman of the Board (if there be one), the Chief Executive Officer (if different from the President or the Chairman of the Board, if any), the President, or a Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2.                                          Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 3.                                          Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Section 4.                                          Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.                                          Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI
NOTICES

Section 1.                                          Notices.  Whenever written notice is required by law, the Certificate of Incorporation, or these By-Laws to be given to any director, member of a committee, or stockholder, such notice may be given by mail, addressed to such director, member of a committee, or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by courier, and (without limiting the foregoing) any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these By-Laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given, in accordance with Section 232 of the DGCL.

Section 2.                                          Waivers of Notice.  Whenever any notice is required by applicable law, the Certificate of Incorporation, or these By-Laws to be given to any director, member of a committee, or stockholder, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which the notice is to be given, shall be deemed equivalent to notice.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII
GENERAL PROVISIONS

Section 1.                                          Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash or other property or in shares of the Corporation’s capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip, or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2.                                          Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.                                          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4.                                          Corporate Seal.  The Corporation may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.                                          Certificate of Incorporation.  All references in these By-Laws to the “Certificate of Incorporation” shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

Section 6.                                          Severability.  Any determination that any provision of these By-Laws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these By-Laws.

Section 7.                                          Inconsistent Provisions.  In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, or any other applicable law, the provision of these By-Laws shall not be given any effect to the extent of such inconsistency, but shall otherwise be given full force and effect.

ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

Section 1.                                          Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensible parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 1 of Article VIII.

ARTICLE IX
AMENDMENTS

Section 1.                                          By the Board of Directors.  These By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, by the Board of Directors.

Section 2.                                          By the Stockholders.  These By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the voting power of all then issued and outstanding shares of stock of the Corporation.